UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2014 (December 3, 2014)

CHART ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35762	45-28532218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o The Chart Group, L.P. 555 5th Avenue, 19th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 350-8205

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 3, 2014, Chart Acquisition Corp. (the “Company”) held its 2014 Annual Meeting of Stockholders in New York, New York for the purposes of (i) electing two directors to serve on the Board of Directors of the Company for a three year term that expires at the 2017 annual meeting of stockholders or until their respective successors are elected and qualified; and (ii) ratifying the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal year 2014.

 Below are the voting results for the election of two directors.  All nominees were elected as directors with the following vote:

Nominee	For	Withheld
Peter A. Cohen	6,293,701	253,695
Kenneth J. Krieg	6,546,796	600

Below are the voting results for the ratification of the selection of KPMG as the Company’s independent registered public accounting firm for fiscal year 2014.  The stockholders approved the selection of KPMG with the following vote:

For	Against	Abstain
7,740,994	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2014

CHART ACQUISITION CORP.

By:	/s/ Joseph R. Wright
Name: Joseph R. Wright
Title: Chief Executive Officer